UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                                       to

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 29, 1997
                                                --------------------------------

                           MONTEREY HOMES CORPORATION
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             (Exact name of registrant as specified in its charter)



     Maryland                          1-9977                    86-0611231
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(State or other jurisdiction        (Commission             (IRS Employer
 of incorporation)                  File Number)             Identification No.)



  6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona             85250
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      (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code   (602) 998-8700
                                                   -----------------------------



                                      NONE
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         (Former name or former address, if changed since last report.)

                  The undersigned registrant hereby amends the following item of its Current Report on Form 8-K dated May 29, 1997, as set forth below:

Item 5.  Other Events


                  On May 29, 1997, the Company signed a definitive agreement with Legacy Homes, Ltd., Legacy Enterprises, Inc., and John and Eleanor Landon (together, the "Legacy Entities"), to acquire the homebuilding and related mortgage service business of Legacy Homes, Ltd. and affiliates. Legacy Homes is a builder of entry-level and move-up homes headquartered in the Dallas/Fort Worth metropolitan area and was founded in 1988 by its current President, John Landon. In 1996 Legacy Homes had pre-tax income of $8.8 million on sales of $84 million, compared to pre-tax income of $5.7 million on sales of $62 million in 1995. Legacy Homes closed escrow on 623 homes in 1996, a 32% increase over 1995, a year in which Legacy was recognized as one of the top ten homebuilders in the Dallas/Fort Worth area.

                  At Closing, the Company will pay an amount equal to the book value of the acquired assets, plus $623,000 in cash and will issue approximately $4 million of Company common stock. The Company will also assume substantially all the liabilities of the Legacy Entities, including indebtedness that will be incurred prior to Closing to fund distributions to the current shareholders of Legacy Homes that are expected to reduce its book value to $5 million. The transactions are subject to normal closing conditions, including certain third party consents. The transactions are expected to be consummated on or about June 30, 1997.

                  Additionally, the purchase price will include deferred contingent payments for the four years following the closing of the transactions. The deferred contingent payments will be equal to 12% of the pre-tax income of the Company and 20% of the pre-tax income of the Texas division of the Company. In no event will the total of the deferred contingent payments exceed $15 million.

                  In connection with the transactions, John Landon will enter into a four-year employment agreement with the Company. He will be appointed Chief Operating Officer and Co- Chief Executive Officer of the Company and President and Chief Executive Officer of the Company's Texas division. Mr.
Landon will also be granted an option to purchase 166,667 shares of the Company's common stock. In addition, the Company has agreed to use reasonable best efforts to cause Mr. Landon to be elected to its Board of Directors. The transactions are more fully described in the agreement included herein as
Exhibit 2.

Item 7.           Financial  Statements,  Pro Forma  Financial  Information  and
                  Exhibits.

                  (c)  Agreement  of  Purchase  and Sale  of Assets By and Among          Exhibit 2
                       Monterey Homes  Corporation,  Legacy Homes,  Ltd., Legacy
                       Enterprises,  Inc.  and John  Landon and  Eleanor  Landon
                       dated May 29, 1997

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
                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MONTEREY HOMES CORPORATION


Date: June  18, 1997                    By: /s/Larry W. Seay
           ----                            -------------------------------------
                                           Larry W. Seay
                                           Vice President of Finance and
                                           Chief Financial Officer
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